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                                                                      EXHIBIT 24
[CMS ENERGY CORPORATION LETTERHEAD]


July 24, 1998

Mr. Alan M. Wright and
Mr. Thomas A. McNish
CMS Energy Corporation
Fairlane Plaza South, Suite 1100
330 Town Center Drive
Dearborn, MI 48126

CMS Energy Corporation (the "Corporation") proposes to file a registration statement with the Securities and Exchange Commission with respect to the issuance of 5,000,000 additional shares of the Corporation's Common Stock, $.01 par value, from time to time, pursuant to the provisions of the Employees' Savings and Incentive Plan of Consumers Energy Company.

We hereby appoint each of you lawful attorney for each of us and in each of our names to sign and cause to be filed with the Securities and Exchange Commission a registration statement and/or any appropriate amendment or amendments thereto, and other necessary documents required to be filed with the Securities and Exchange Commission.

Very truly yours,




   /s/ William T. McCormick, Jr.                                    /s/   Victor J. Fryling
-----------------------------------                               ---------------------------
     William T. McCormick, Jr.                                         Victor J. Fryling


          /s/ John Deutch                                              /s/ W. U. Parfet
-----------------------------------                               ---------------------------
           John M. Deutch                                              William U. Parfet


      /s/ James J. Duderstadt                                        /s/ Percy A. Pierre
-----------------------------------                               ---------------------------
        James J. Duderstadt                                            Percy A. Pierre


         /s/ K. R. Flaherty                                              /s/ K. L. Way
-----------------------------------                               ---------------------------
        Kathleen R. Flaherty                                           Kenneth L. Way


         /s/ Earl D. Holton                                             /s/ K. Whipple
-----------------------------------                               ---------------------------
           Earl D. Holton                                              Kenneth Whipple


                              /s/ John B. Yasinsky
                         -----------------------------
                                John B. Yasinsky


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Extract from the minutes of a meeting of the Board of Directors of CMS Energy
Corporation (the "Corporation") held on July 24, 1998.


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Proposed Issue and Sale of Commn Stock for
Employees' Savings and Incentive Plan of
Consumers Energy Company

              In order to provide for the distribution and/or sale of additional shares of common stock of the Corporation pursuant to the provisions of the Employees' Savings and Incentive Plan of Consumers Energy Company (the "Plan"), it is appropriate to file a registration statement with the Securities and Exchange Commission and list such additional shares on The New York Stock Exchange. Such registration statement will register Interests in the Plan and 5,000,000 additional shares of Common Stock, $.01 par value, as provided in the Plan.

              Upon motion duly made and seconded, the following resolutions were thereupon unanimously adopted:

              RESOLVED: That the Board hereby approves and authorizes the issue and sale, from time to time, of not more than 5,000,000 additional shares of Common Stock, $.01 par value, ("Common Stock") of the Corporation for purposes of the Employees' Savings and Incentive Plan of Consumers Energy Company (the "Plan"), as the officers of the Corporation deem appropriate and as counsel may advise; and

              RESOLVED FURTHER: That the officers of the Corporation, and each of them, are authorized to execute and file a registration statement with the Securities and Exchange Commission with respect to Interests in the Plan and the sale of not more than 5,000,000 shares of Common Stock of the Corporation pursuant to provisions of the Plan, and to do all other things necessary to make such Registration Statement effective, including the execution and filing of any necessary or appropriate amendments; and

              RESOLVED FURTHER: That the officers of the Corporation, and each of them, are authorized to cause the Corporation to make application to The New York Stock Exchange (the "Exchange") for the listing on such Exchange, upon notice of issuance, of not more than 5,000,000 additional shares of Common Stock of the Corporation; that Messrs. Alan M. Wright and Thomas A. McNish are, and each of them is, designated to represent the Corporation in connection with the application for listing and to appear on behalf of the Corporation before such official or body of said Exchange as may be appropriate, with authority to make such changes, upon the advice of counsel, in said application or in any agreements or other papers relating thereto as may be


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    necessary or appropriate to conform with the requirements for listing; and


              RESOLVED FURTHER: That the officers of the Corporation, and each of them, are authorized to have issued and to deliver, at one time or from time to time, not more than 5,000,000 additional shares of the Common Stock of the Corporation for purposes of the Plan and certificates representing not more than 5,000,000 shares of the Common Stock of the Corporation; and

              RESOLVED FURTHER: That the officers of the Corporation, and each of them, are authorized and empowered, in the name and on behalf of the Corporation, to sign, seal and deliver such documents, papers and instruments, and to do or cause to be done all acts and things which any of them may consider necessary or advisable to carry out the intent and purposes of all of the foregoing resolutions.

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